EXHIBIT 4.2

STATE OF NORTH CAROLINA                 CCB FINANCIAL CORPORATION
                                          RETIREMENT SAVINGS PLAN
COUNTY OF DURHAM                                  FIFTH AMENDMENT

    THIS  AGREEMENT  is made and entered into  by  CCB  Financial
Corporation, a corporation duly organized and existing under the laws of the State of North Carolina.

                           WITNESSETH:

    CCB  Financial  Corporation agrees  that  the  CCB  Financial
Corporation Retirement Savings Plan be hereby further amended, generally effective April 1, 1997, or as indicated in the body of the Amendment.


1. Delete Section 1.35 and substitute in lieu thereof the following new Section:

          Section  1.35    VALUATION DATE  - The words "Valuation
      Date" shall mean every business day the financial markets are open.

2. Delete Section 3.03 and substitute in lieu thereof the following:

          Section 3.03 TIME OF PAYMENT OF CONTRIBUTION - Tax deferred contributions for a Plan Year must be paid to the Trust within fifteen (15) business days following the end of the month in which such contributions are deferred. Matching and profit sharing contributions by the Employer for each taxable year may be made on any date or dates it elects, but the total amount of its contribution for any taxable year must be paid within the taxable year or within such other applicable period, as is provided in
      Section 404(a)(6) of the Code, or in any other statute of similar import.

3. Delete Section 3.05 and substitute in lieu thereof the following:

         Section 3.05 ELECTION OF INVESTMENT FUND - The Committee shall establish Investment Funds so that a Participant may elect to utilize such available Investments Funds for the investment of his Voluntary Account, Tax Deferred Account, Rollover Account and, at the discretion of the Committee, his Matching Account. The Investment Funds established by the Committee shall be evidenced by minutes of the Committee, and the Committee may change the Investment Funds from time to time at its discretion.

         The Committee shall notify each eligible Employee of the Investment Fund options prior to his Entry Date and shall notify each Participant of changes in the available Investment Fund options. Each eligible Employee shall elect prior to his Entry Date, how Voluntary, Tax Deferred, and Rollover contributions made on his behalf to the Plan shall be invested. If the Committee establishes procedures that allow an eligible Employee to elect to invest his Matching contributions in the Investment Funds, such eligible Employee shall elect prior to his Entry Date how matching contributions made on his behalf to the Plan shall be invested. The election of the percentage of contributions to be placed in any one Investment Fund shall be determined by the procedures to be established by the Committee.

         The Committee shall establish procedures for Participant direction of the investment of contributions into the Investment Funds, including the Matching contributions if so determined by the Committee (other than profit sharing contributions) made on behalf of the Participant and the investment of Individual Accounts (with the exception of the Profit Sharing Account and the Merged Plan Account) amongst the Investment Funds.

        The  Committee shall direct the Trustee to invest in  the
      Investment   Funds  in  accordance  with   the   investment
      directions of the Participants.

        The Trustee, at the direction of the Committee, shall establish one or more Investment Funds for investment of all profit sharing contributions, Profit Sharing Accounts, and Merged Plan Accounts and the matching contributions and Matching Account if the Committee does not establish procedures which allow a Participant to direct the investment of this matching contributions and his Matching Account.

4. Delete Section 3.06 and substitute in lieu thereof the following:

           Section 3.06 TRANSFERS OF INVESTMENTS - Each Participant may make an election as of the date or dates as the Committee shall determine (as provided in the procedures to be established in accordance with Section 3.05) to change the manner in which the balances in his Voluntary Account, Tax Deferred Account, and Rollover Account shall be invested in the Investment Funds. If the Committee establishes procedures that allow a Participant to change the manner in which the balance in his Matching Account shall be invested in the Investment Funds, each Participant may make an election as of the date or dates as the Committee shall determine (as provided in the procedures to be established in accordance with Section 3.05) to change the manner in which the balance in his Matching Account shall be invested in the Investment Funds. Each election must be made prospectively in accordance with the rules established by the Committee.

5. Delete   Section  4.01  and substitute  in  lieu  thereof  the
   following:

          Section 4.01 ESTABLISHMENT AND ADMINISTRATION OF PROFIT SHARING CONTRIBUTIONS FUNDS - The Committee shall establish and maintain for purposes of administering the Plan an account designated as the Profit Sharing Contributions Fund and separate records shall be kept as to all transactions affecting this Fund. All Employer profit sharing contributions plus the proportionate part of profits and losses properly attributable thereto and withdrawals therefrom shall be credited to and debited against the Profit Sharing Contributions Fund and shall be invested in accordance with directions of the Committee. The Committee, in its discretion, may charge the Fund for part or all of its proportionate part, according to its value, of the expenses incurred in investing the Fund and in the administration of the Plan.

           The   Profit  Sharing  Contributions  Fund  shall   be
      administered and allocated among the Participants in the Plan in the following manner:

          a. Any profit sharing contributions to be made following the end of the Plan Year in accordance with
          Article III shall be allocated as of the date such contributions are actually received by the Trustee for the Plan Year. Such contributions shall be allocated proportionately among Employees who have met the eligibility requirements for participation under
          Article II (whether or not they have agreed to make tax deferred contributions to the Plan) in an amount equal to the proportion that such Employee's Compensation for such year bears to the total Compensation of all such Employees for such year. For purposes of the allocation of any profit sharing contribution, such
          Employees: (1) who do not receive credit for a year of Vesting Service for the Plan Year, or (2) who are not employed by the Employer on the Accounting Date, shall be excluded. Notwithstanding the proceeding sentence, such Employees who retire, die or become disabled during the Plan Year shall share in the allocation of the profit sharing contribution.

          b. The Trustee shall compute the fair market value of the Profit Sharing Contributions Fund on each Valuation
          Date.

          c. The Committee shall establish and maintain a Profit Sharing Account for each Participant. Profit sharing contributions shall be allocated to the Profit Sharing Account. The Committee shall keep all necessary records concerning each Account except such investment income and expense records as may be kept by the Trustee.

          d. The Committee shall adjust each Participant's Profit Sharing Account each Valuation Date to reflect the profit sharing contributions made on behalf of the Participant and the effect of any income received, realized and unrealized profits and losses, expenses and all other transactions of the period. These adjustments shall be reflected in a statement furnished to each Participant each quarter (or more often at the Committee's discretion) by the Committee.

          e. The determination of the Committee as to the proportion of any contribution, or net increase or decrease in the value of the Profit Sharing Contributions Fund to be allocated among the Participants shall be conclusive. The Committee shall incur no liability for any determination required hereunder if made by it in good faith.

          f. The fact that allocations shall be made and credited to the Profit Sharing Account of a Participant shall not vest in such Participant any right, title or interest in and to any assets except at the time or times and upon the terms and conditions expressly set forth in this Plan.

                  g. Forfeitures, as provided for in Article VI, shall be applied as soon as possible to reduce the matching contribution hereunder and shall be considered for allocation purposes as a matching contribution.

          h. There shall be no distribution or withdrawal from the Profit Sharing Account of a Participant except in accordance with the provisions of this Article IV and Articles VI, VII, and XIII of the Plan. In addition, there shall be no forfeiture of any portion of the Profit Sharing Account of a Participant unless and until the Participant terminates employment, in accordance with Article VI of the Plan.

6. Delete Section 4.02 and substitute the following:

          Section 4.02 ESTABLISHMENT AND ADMINISTRATION OF TAX DEFERRED AND MATCHING CONTRIBUTIONS FUNDS - The Committee shall establish and maintain, for purposes of administering the Plan, accounts within the Investment Funds available to Participants for investment purposes in accordance with Sections 3.05 and 3.06 designated as the Tax Deferred Contributions Fund and the Matching Contributions Fund. Separate records shall be kept as to all transactions affecting these Funds within each such
      Investment Fund. All tax deferred contributions to each Investment Fund plus the proportionate part of profits and losses properly attributed thereto and withdrawals therefrom shall be credited and debited against the Tax Deferred Contributions Fund within each Investment Fund. All matching contributions to each Investment Fund plus the proportionate part of profits and losses properly attributed thereto and withdrawals therefrom shall be credited and debited against the Matching Contributions Fund within each Investment Fund.

          The Trustee, following each Valuation Date, shall value the Tax Deferred Contributions Fund and the Matching
      Contributions Fund as of that Valuation Date in the following manner:

          a. The Trustee shall first compute the fair market value of each Investment Fund in which the assets in the Tax Deferred Contributions Fund and the Matching
          Contributions Fund have been invested.

          b. The Trustee shall account for any additions or withdrawals made to or from an Investment Fund by any Participant, including allocations of tax deferred and matching contributions. With respect to withdrawals from an Investment Fund, adjustment in the amounts credited to each Participant's Individual Account shall be made as of the close of the business day in which the Participant's withdrawal was paid. With respect to additions to an Investment Fund, allocations of contributions shall take place on the dates such contributions are actually received by the Trustee.

          c. The determination of the Committee as to the proportion of any contribution, or net increase or decrease in the value of the Tax Deferred Contributions Fund and the Matching Contributions Fund to be allocated among the Participants shall be conclusive. The Committee shall incur no liability for any determination required hereunder if made by it in good faith.

          d. The Committee shall establish and maintain a Tax Deferred Account for each Participant. The Committee shall adjust each Participant's Tax Deferred Account on each Valuation Date to reflect the effect of tax deferred contributions, the effect of any increases or decreases in the value of the Investment Funds in which the Participant's Tax Deferred Account has been invested, the effect of expenses allocated to the Account, and the effect of withdrawals from the Account.

          e. The Committee shall establish and maintain a Matching Account for each Participant. The Committee shall adjust each Participant's Matching Account on each Valuation Date to reflect the effect of matching contributions, the effect of any increases or decreases in the value of the Investment Funds in which the Participant's Matching Account has been invested, the effect of expenses allocated to the Account, and the effect of withdrawals from the Account.

          f. There shall be no distribution or withdrawal from the Tax Deferred Account or from the Matching Account of a Participant except in accordance with the provisions of this Article IV and Articles VI, VII, and XIII of the Plan. In addition, there shall be no forfeiture of the Matching Account of a Participant unless and until the Participant terminates employment, in accordance with Article VI of the Plan.

          g. The fact that allocations shall be made and credited to the Tax Deferred Account and the Matching Account of a Participant shall not vest in such Participant any right, title or interest in and to any assets except at the time or times and upon the terms and conditions expressly set forth in this Plan.

          h. If the Committee determines that the Matching Account and matching contributions will not be available for Participant direction into the Investment Funds that are available for investments by Participants, the Matching Contributions Fund shall be valued in the same manner as the Profit Sharing Contributions Fund in accordance with Section 4.01.

          i. Forfeitures, as provided for in Article VI, shall be applied as soon as possible to reduce the matching contribution hereunder and shall be considered for allocation purposes as a matching contribution.

          j. The adjustments to the Individual Accounts of Participants shall be reflected in a statement furnished to each Participant each quarter (or more often at the Committee's discretion ) by the Committee.

7. Delete the first paragraph of Section 4.04 and substitute in lieu thereof the following:

           Section 4.04 WITHDRAWALS - A Participant may request to withdraw his Tax Deferred Account, Rollover Account, and the vested portion of his Matching Account, Profit Sharing Account, and Merged Plan Account as of a future Valuation Date by making written application to the Committee at least fifteen (15) days prior to the date on which he wishes to receive the withdrawal. Payment will made as soon as practical after receipt of the completed Withdrawal Form by the recordkeeper. The value of any Tax Deferred Account, Rollover Account, Matching Account, Profit Sharing Account and Merged Plan Account from which a withdrawal is made shall be reduced by the amount of the withdrawal. The Committee shall establish procedures regarding withdrawals.

 8.Delete  the third paragraph and subparagraphs (a) and  (b)  of
   Section 5.01 and substitute in lieu thereof the following:

          The Trustee, following a Valuation Date, shall value the Voluntary Contributions Fund as of the Valuation Date, in the following manner:

          a. The Trustee shall first compute the fair market value of each Investment Fund in which the assets in the Voluntary Contributions Fund have been invested.

          b. The Trustee shall then account for any additions or withdrawals to or from an Investment Fund by any Participant, including additional voluntary contributions of a Participant made as of the Valuation Date and received by the Trustee prior to the stated deadline. With respect to withdrawals from an Investment Fund, adjustments in the amount credited to each Participant's Voluntary Account shall be made as of the close of each business day in which the Participant's withdrawal was paid. With respect to additions to an Investment Fund, allocations of contributions shall take place on the date such contributions are actually received by the Trustee.

9. Delete paragraph (a) of Section 5.02 substitute in lieu thereof the following:

          a. The Committee shall establish and maintain separate accounts for each Participant within the Investment Funds available to the Participants for investment purposes, designated as the Voluntary Account, and separate records shall be kept as to all transactions affecting the Voluntary Contributions Fund within each Investment Fund. This account shall reflect basic contributions made prior to January 1, 1985, and all voluntary contributions made by the Participant, the amount of the appreciation or depreciation in value of the Voluntary Contributions Fund within each Investment Fund allocated to the
          Participant, and withdrawals by the Participant. The Committee shall adjust each Participant's Voluntary Account on each Valuation Date which shall be reflected in a statement furnished to each Participant each quarter (or more often at the Committee's discretion) by the Committee.

10. Delete the first sentence of Section 5.04 and substitute in lieu thereof the following:

        A Participant may request to withdraw his Voluntary Account as provided in the procedures to be established by the Committee in accordance with Section 4.04 by making written application to the Committee at least fifteen (15) days prior to the date on which he wishes to receive the withdrawal.

11.Delete Section 6.01 in its entirety and substitute in lieu thereof the following:

      Section 6.01 PAYMENT OF BENEFITS -

          a. Payment of all benefits under the Plan shall be subject to written application by the Participant or Beneficiary, as the case may be, submitted in such form as the Committee may direct from time to time. Payment shall be in the form provided in Section 6.02.

          b.    All benefits due a Participant in accordance with
          Section 6.03 (Normal Retirement Benefit), 6.04 (Delayed Retirement Benefit), 6.05 (Early Retirement Benefit), or 6.06 (Disability Benefit) shall commence as soon after the day on which the Participant retires or becomes disabled as the adjustments to accounts provided for in Articles IV and V can be made.

          c.    All benefits due a Beneficiary in accordance with
          Section 6.07 (Death Benefit) shall commence as soon after the day on which the Participant died as the adjustments to accounts provided for in Articles IV and V can be made.

          d.    All benefits due a Participant in accordance with
          Section 6.08 (Termination Benefit) shall commence as soon after the day on which the Participant attains his Normal Retirement Date as the adjustment to accounts provided for in Articles IV and V can be made. However, payment of such benefits shall be made as soon as possible after the Participant terminates employment with the Employer as adjustments to accounts provided in Articles IV and V can be made if either of the following events occurs:

                  1.    The  value  of  the Participant's  vested
            Individual Account does not exceed $3,500, or

                  2. The value of the Participant's vested Individual Account exceeds $3,500, and the Participant consents to the immediate payment. Such consent must be in writing, and it must be made within 90 days of the scheduled payment date. Further, at least 30 days before the scheduled payment date (but not more than 90 days before the Annuity Starting Date) the Committee shall provide to the Participant a notice explaining the right to defer payment, and describing the optional forms of payment available under the Plan. The Participant may waive the 30 day notice and receive payment within 30 days after receiving the notice if the Participant elects an earlier payment.

                If, in accordance with the rules of the preceding paragraph, the payment of benefits is delayed, the Participant's Individual Account balance shall remain invested with the Plan and the Participant may continue to make investment directions with respect to accounts that are invested in the Investment Funds.

                If, in accordance with the rules of the preceding paragraph, the payment of benefits is delayed and, in the interim before payment the Participant dies, the Participant's Beneficiary shall be paid a death benefit in accordance with this Section and Section 6.07. If during the interim before payment begins, the Participant becomes Disabled, or meets the requirements for Early Retirement, the Participant may request that payment be made of his vested benefits as soon after he is determined to be Disabled or he meets the Early Retirement conditions as the adjustments to accounts provided for in Articles IV and V can be made.

                 e. When a Participant who has terminated employment is entitled to distribution of his Individual Account, the Committee shall send to the Participant by registered mail, directed to his last known address, a notice informing him as to his rights with respect to his benefits. If he is not found at his last known address and his whereabouts are unknown to the Committee at the expiration of one year, his benefit shall be distributed in accordance with the provisions of the Act and any regulations issued thereunder.

          f. Notwithstanding the provisions of this Section, payments shall be made to Participants and
          Beneficiaries in accordance with Article VII as required to meet the minimum distribution requirements of Code Section 401(a)(9).

12. Delete paragraph a. of Section 6.09 and substitute in lieu thereof the following:

             a. If a Participant terminates employment for reasons other than Retirement, Disability, or Death, and he is not fully vested in his Individual Account balance, the nonvested part of his Individual Account balance shall be forfeited on the earlier of: the Valuation Date coinciding with or following the date he is paid the entire vested part of his Individual Account, or the Accounting Date for the Plan Year in which he has his fifth consecutive Break in Service.

13.Delete the last sentence of Section 11.02 and substitute in lieu thereof the following sentence:

        Rollover contributions and the Rollover Account of a Participant shall be invested pursuant to the election of the Participant made as provided in Article III.

14. Add a paragraph at the end of Section 11.07 to read as follows:

            All  Participants'  Merged  Plan  Accounts  shall  be
     invested   in   the  Investment  Fund  designated   by   the
     Committee.

    IN WITNESS WHEREOF, the Employer has caused this Amendment to be signed and adopted this 27th day of May, 1997.

                                   CCB FINANCIAL CORPORATION


                                   By:  /s/ ERNEST C. ROESSLER
                                         President


ATTEST:



/s/ CHRISTIE L. POWELL
 Asst. Secretary